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                                                                    EXHIBIT 99.2


(SYMBION HEALTHCARE LOGO)



CONTACT:
Kenneth C. Mitchell
Senior Vice President and Chief Financial Officer
615-234-5904

                   SYMBION COMPLETES ADDITION OF FIVE CENTERS
                              IN CALIFORNIA MARKET

NASHVILLE, TENNESSEE (AUGUST 1, 2005) -- Symbion, Inc. (NASDAQ/NM:SMBI), an owner and operator of surgery centers, announced today that it had completed its previously announced transaction in which the Company acquired an interest in five surgery centers in Southern California.

Symbion acquired a majority interest in three surgery centers:

         o Specialty Surgical Center of Beverly Hills/Brighton Way, a three operating room, one minor procedure room, multi-specialty center located in Beverly Hills;

         o Specialty Surgical Center of Beverly Hills/Wilshire Boulevard, a four operating room, two minor procedure room, multi-specialty center located in Beverly Hills; and

         o Specialty Surgical Center of Encino, a four operating room, two minor procedure room, multi-specialty center located in Encino.

The Company also acquired a minority interest in two recently opened de novo surgery centers:

         o Specialty Surgical Center of Irvine, a five operating room, one minor procedure room, multi-specialty center located in Irvine, which opened in July 2004; and

         o Specialty Surgical Center of Arcadia, a three operating room, one minor procedure room, multi-specialty center located in Arcadia, which opened in October 2004.

Lastly, Symbion acquired a minority interest in a de novo surgery center currently under development:

         o Specialty Surgical Center of Thousand Oaks, which is expected to be a four operating room, two minor procedure room, multi-specialty center to be located in Thousand Oaks. The center is scheduled to open in mid-2006.

Symbion has the right to increase its ownership in the centers in Irvine and Arcadia to a majority interest after the second anniversary of the closing of the transaction. Symbion has the right to increase its ownership in the de novo center under development in Thousand Oaks to a majority interest after the center has been operating for two years.

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SMBI Completes Addition of Five Facilities in California Market
Page 2
August 1, 2005


In commenting on the announcement, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "This is a very important milestone for our company as it represents our entry into the California market, which has significant growth potential. In addition, we are pleased to expand out national footprint with such widely respected physician partners. We look forward to working with the clinical staff and management of these facilities to enhance the scope of the services offered and to continue the tradition for delivering quality care to these communities."

Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of surgery centers in 22 states. The Company's surgery centers provide non-emergency surgical procedures across many specialties.

This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that they believe may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations, including health care regulations, corporate governance laws and financial reporting standards; (vii) risks related to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to physician self-referral laws that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources;
(ix) the Company's significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in those states; (xii) the Company's dependence on its senior management; (xiii) the Company's ability to enhance operating efficiencies at its surgery centers; and (xiv) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

                                     -END-